Exhibit 21

                                  Subsidiaries

The following are the direct and indirect subsidiaries of Cunningham Graphics International, Inc.:

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Name:                                                      Jurisdiction of Formation:
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
Cunningham Graphics, Inc.                                  New Jersey

Cunningham Graphics International, S.A.                    British Virgin Islands

Cunningham Graphics International (Europe) Limited         United Kingdom

Griffin House Graphics Limited                             Ontario

Cunningham Graphics Realty, L.L.C.                         New Jersey

Roda Print Services, Ltd.                                  United Kingdom

Venus Holdings Limited                                     United Kingdom

Apollo UK Limited                                          United Kingdom

Apollo Offset Limited                                      United Kingdom

Apollo Translation Limited                                 United Kingdom

Artemis Colour Limited                                     United Kingdom

Performance Securities Limited                             United Kingdom

Goldhawk Print Services Limited                            United Kingdom

Goldhawk Reprographics Limited                             United Kingdom

Goldhawk Reprographics (London) Limited                    United Kingdom

Workable Company Limited                                   Hong Kong

Workable Printing (Singapore) PTE, Ltd.                    Hong Kong

Plainduty Limited                                          Hong Kong

Cunningham Graphics Delaware, Inc.                         Delaware
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
Bengal Graphics, Inc.                                      New Jersey

Cunningham Graphics Digital, Inc.                          Delaware

Boston Towne Press, Inc.                                   New Jersey

MVP Graphics, Inc.                                         California

D&L Graphics, Inc.                                         New Jersey

Colorfast Printing, Inc.                                   California

Mirror Graphics, Inc.                                      Delaware

GCG/Seville, Inc.                                          New York
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